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Exhibit 21.1

List of Subsidiaries

Subsidiary	Jurisdiction of Incorporation
Kosmos Energy Ltd.	Bermuda
Kosmos Energy Holdings	Cayman Islands
Kosmos Energy LLC	Texas
Kosmos Energy Operating	Cayman Islands
Kosmos Energy Ventures	Cayman Islands
Kosmos Energy South Atlantic	Cayman Islands
Kosmos Energy Latin America	Cayman Islands
Kosmos Energy Brasil Oleo e Gas Ltda.	Brazil
Kosmos Energy Deepwater Morocco	Cayman Islands
Kosmos Energy Cameroon HC	Cayman Islands
Kosmos Energy Offshore Morocco HC	Cayman Islands
Kosmos Energy Finance International	Cayman Islands
Kosmos Energy Finance	Cayman Islands
Kosmos Energy International	Cayman Islands
Kosmos Energy Development	Cayman Islands
Kosmos Energy Ghana HC	Cayman Islands
Kosmos Energy Suriname	Cayman Islands
Kosmos Energy Ireland	Cayman Islands
Kosmos Energy Mauritani	Cayman Islands
Kosmos Energy Sierra Leone	Cayman Islands
Kosmos Energy Equatorial Guinea	Cayman Islands
Kosmos Energy Credit International	Cayman Islands
FATE Energy Services	Cayman Islands
Kosmos Energy Operating Service SARL	Morocco
Kosmos Energy Liberia	Cayman Islands

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  Exhibit 21.1
List of Subsidiaries